UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 1, 2022, Alpine Immune Sciences, Inc. (the “Company”) announced the presentation of novel preclinical and clinical data in a poster titled “ALPN-303, an Engineered Dual BAFF/APRIL Antagonist, Potently Inhibits Pathogenic Autoantibodies in Preclinical Models, with Corresponding Pharmacodynamic Activity in Humans,” at the European Alliance of Associations for Rheumatology (EULAR) European Congress of Rheumatology. ALPN-303 is being developed for systemic lupus erythematosus and other B cell-mediated inflammatory and autoimmune diseases.

ALPN-303 is an Fc fusion of an engineered TACI domain that has significantly improved affinity against the B cell cytokines BAFF and APRIL -- particularly the latter, which wild-type TACI-Fc binds inferiorly. Correspondingly superior pharmacokinetics were observed in animals, as well as pharmacological activity in mouse models of immunization and lupus. Preliminary findings in early single dose cohorts of adult healthy volunteers demonstrate dose-dependent reductions in circulating immunoglobulins (IgA, IgG, IgM).

About ALPN-303

ALPN-303 is a dual B cell cytokine antagonist being developed for multiple autoimmune and/or inflammatory diseases. Engineered by directed evolution, ALPN-303 potently inhibits the pleiotropic B cell cytokines B cell activating factor/B lymphocyte stimulator (BAFF, BLyS) and a proliferation inducing ligand (APRIL), which play key roles in B cell development, differentiation, and survival, and together contribute to the pathogenesis of multiple autoimmune diseases like systemic lupus erythematosus (SLE) and many other autoantibody-related inflammatory diseases. By simultaneously blocking these two cytokines, ALPN-303 has the potential to improve outcomes in patients suffering from severe autoimmune and/or inflammatory diseases. Initiation of a phase 2 study in systemic lupus erythematosus (SLE) and at least one basket study in renal, hematologic, and/or dermatologic indications are planned by the end of 2022.

About the Phase 1 Study

The Phase 1, randomized, placebo-controlled study in healthy adult volunteers is designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of intravenously and subcutaneously administered ALPN-303, a dual BAFF/APRIL antagonist.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding the Company’s platform technology and potential therapies; the timing of and results from clinical trials and preclinical development activities; clinical and regulatory objectives and the timing thereof; the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of the Company’s product candidates; the efficacy of the Company’s clinical trial designs; and anticipated enrollment in the Company’s clinical trials and the timing thereof. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond the Company’s control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of the Company’s product candidates; the Company’s ongoing discovery and preclinical efforts may not yield additional product candidates; the Company’s discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of the Company’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; the Company may not achieve additional milestones in the Company’s proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on the Company’s business, research and clinical development plans and timelines and results of operations, including the impact on the Company’s clinical trial sites, collaborators, and contractors who act for or on the Company’s behalf, may be more severe and prolonged than currently anticipated; as well as the other risks identified in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2022	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer